                                                                                                                         EXHIBIT 3.4


                                            VOID AFTER 5 P.M. CENTRAL TIME, JUNE 29, 2006
       NUMBER                                                                                        SERIES A WARRANTS

SAW-

                                                    [METAL MANAGEMENT, INC. LOGO]

                                                        METAL MANAGEMENT, INC.                                     CUSIP 591097 13 4

                                                       A Delaware Corporation
                                                           SERIES A WARRANT

This Certifies that, FOR VALUE RECEIVED,

    This certifies that, for value received, the person named above ("Warrantholder") or registered assigns is entitled to purchase from Metal Management, Inc., a Delaware Corporation, ("Company"), at any time on or after June 29, 2001, and during the period expiring on June 29, 2006 (the "Warrant Exercise Period"), the number of fully paid, nonassessable shares shown above of the Company's common stock, par value $.01 per share (the "Common Shares"), in the manner stated
below, at the purchase price of $                          per Common Share (the "Exercise Price").
    WARRANT AGREEMENT.  This Warrant is issued under and in accordance with the Series A Warrant Agreement dated as of June 29, 2001 (the "Warrant Agreement") between the Company and LaSalle Bank National Association, as Warrant
Agent.  This Warrant is subject to all provisions of the Warrant Agreement and to all provisions on the reverse side hereof, all of which provisions are herein incorporated by reference, and to all of which the registered holder hereof assents by acceptance of this Certificate.  Copies of the Warrant Agreement are on file at the offices of the Warrant Agent and the
Company and may be obtained by writing for a copy.
    EXERCISE.  Subject to the provisions of the Warrant Agreement, this Warrant may be exercised in whole or in part at any time during the Warrant Exercise Period for a whole number of shares, by surrendering it with the exercise form on the reverse side duly completed at the offices of the Warrant Agent, or any successor warrant agent, and by paying in full the
Exercise Price for all Common Shares being purchased, together with all transfer fees and transfer taxes and other governmental charges due, if any.  Payment shall be made in lawful money of the United States of America, in cash or by bank check, cashier's check, certified check, or by wire transfer of immediately available funds to an account designated by the Company.  Upon partial exercise hereof, a new Warrant of like tenor shall be issued to the registered holder hereof evidencing the number of Common Shares not purchased.  No fractional shares or script certificates evidencing fractional shares will be issued upon exercise hereof and as to any fractional shares otherwise issuable, the Company will make a cash payment in lieu of such issuance, as provided in the Warrant Agreement.
    ASSIGNMENT.  This Warrant may be assigned or transferred by the registered holder hereof or by his or her attorney duly authorized in writing, in whole or in part, at the offices of the Warrant Agent with the assignment form on the reverse side duly completed, upon payment of any transfer fee established by the Warrant Agent and any transfer tax or other governmental charges due, if any.  Upon any such assignment or transfer, a new Warrant Certificate or certificates of like tenor and representing in the aggregate the right to purchase a like number of Common Shares, subject to any adjustments made in accordance with the provisions of the Warrant Agreement, will be issued in accordance with the registered holder's lawful instructions.
    EXCHANGE.  This Warrant Certificate may at any time be exchanged for one or more Warrant Certificates of like tenor and representing in the aggregate the right to purchase a like number of Common Shares, subject to any adjustments made in accordance with the provisions of the Warrant Agreement, upon presentation therefor at the offices of the Warrant Agent and upon payment of the requisite transfer fees.
    ADJUSTMENTS.  Under the terms of the Warrant Agreement, the Exercise Price is subject to adjustment if the
Company effects any stock split or combination (reverse stock split) or other dilutive transaction with respect to the Common
Shares.  Any adjustment of the Exercise Price will result in a corresponding adjustment of the number of Common Shares purchasable hereunder.
    STATUS OF HOLDER.  The Company and the Warrant Agent may deem and treat the registered holder of this
Warrant Certificate as the absolute owner hereof for all purposes, notwithstanding any notation of ownership or other writing made hereon by any person and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.  No registered holder of Warrants, as such, shall have any rights as a shareholder of the Company, either at law or at equity, and the rights of each such registered holder, as such, are limited to those expressly provided in the Warrant
Agreement and this Certificate.
    This Warrant Certificate shall not be valid or obligatory for any purpose unless countersigned by the Warrant Agent.
    WITNESS the facsimile signatures of the Company's duly authorized officers.

Dated:


COUNTERSIGNED:                                                                           METAL MANAGEMENT, INC.
               LASALLE BANK NATIONAL ASSOCIATION                                Attest:                           BY:

                                     Warrant Agent

BY:

                               /s/ ROBERT C. LARRY                                        /s/ ALBERT A. CUZY

AUTHORIZED SIGNATURE         EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER       CHAIRMAN AND CHIEF EXECUTIVE OFFICER


     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  - as tenants in common                                  UNIF GIFT MIN ACT -____________ Custodian _______________
TEN ENT  - as tenants by the entireties                                                (Cust)                  (Minor)
JT  TEN  - as joint tenants with right of                                           under Uniform Gifts to Minors
           survivorship and not as tenants                                          Act __________________________________
           in common                                                                               (State)
                                                                 UNIF  TRF MIN ACT - _______ Custodian (until age _______)
                                                                                               (Cust)
                                                                                     _____________ under Uniform Transfers
                                                                                         (Minor)
                                                                                     to Minors Act _______________________
                                                                                                          (State)


                             Additional abbreviations may also be used though not in the above list.

                                                            EXERCISE

To Warrant Agent:

I or we hereby irrevocably elect to exercise the right of purchase represented by this Warrant Certificate to purchase ______Common
Shares of the Company, and hereby make payment of $___________(based on $__________ per share purchased) payable to the order of
Metal Management, Inc. in payment of the Exercise Price for such Common Shares, and request that certificates for the Common Shares shall be issued in the name of:

___________________________________________________________________________________________________________________________________
                                      (Please print name and address, including zip code)

___________________________________________________________________________________________________________________________________


Please insert social security or other identifying number ___________________________________________________________________ and,
if such number of Common Shares shall not be all of the shares purchasable hereunder, that a new Warrant Certificate of like tenor for the balance of the remaining Common Shares purchasable hereunder be delivered to the undersigned at the address stated above.

Dated: _________________________________________

________________________________________________                 ____________________________________________
Signature of Warrantholder or Assignee                           Signature of Warrantholder or Assignee

NOTE:  Every registered owner of this Certificate must sign it to exercise Warrants.  The above signature or signatures must correspond with the name or names written on the face of this Certificate in every particular, without alteration, enlargement or any change whatever, unless it has been assigned by completing the assignment form below.

                                                           ASSIGNMENT
                                      (To be signed only upon assignment of this Warrant)

For value received the undersigned hereby sells, assigns and transfers unto

___________________________________________________________________________________________________________________________________
                                     (Please print name and address, including zip code)

___________________________________________________________________________________________________________________________________

Please insert social security or other identifying number of assignee _____________________________________________________________

the right to purchase _________ Common Shares of the Company evidenced by this Warrant, and does hereby irrevocably constitute and appoint ______________________________________________________________________ Attorney to transfer such right on the books of the
Company with full power of substitution in the premises.

Dated: _________________________________________

________________________________________________                 ____________________________________________
Signature of Warrantholder                                       Signature of Warrantholder

NOTE:  Every registered owner of this Certificate must sign it to assign or otherwise transfer Warrants.  The above signature or signatures must correspond with the name or names written on the face of this Certificate in every particular, without alteration, enlargement or any change whatever.

___________________________________________________________________________________________________________________________________
Each signature above must be guaranteed by a commercial bank (not a savings bank), a trust company or a member firm of a registered national securities exchange.

SIGNATURE GUARANTEED: _____________________________________________


